Exhibit 10.8

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made this 6th day of March, 2013 effective as hereinafter provided between J. Pat Parsons (hereinafter “Employee”) and CBFH, Inc. (hereinafter “Company”).

WHEREAS, Employee and the Company entered into that certain Employment Agreement executed February 28, 2008 and May 21, 2008, as amended from time to time (as amended, the “Employment Agreement”);

WHEREAS, the Company and VB Texas, Inc., a Texas corporation (“VBT”) propose to enter into and execute that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), pursuant to which VBT will merge with and into CBFH in exchange for consideration as set forth in the Merger Agreement (the “Merger”);

WHEREAS, Employee’s obligations under this Agreement are effective as of the Effective Time (as defined in the Merger Agreement) of the Merger (referred to herein as the “Effective Date”);

WHEREAS, the Merger Agreement requires, as a condition to the closing, that Employee execute and deliver this Agreement to the Company;

NOW, THEREFORE, in consideration of the receipt of consideration under the Merger Agreement and of the mutual promises set forth in this Agreement, the parties hereto agree as follows, effective as of the Effective Date:

1.                                      Section 1.2 of the Employment Agreement is hereby amended to read in full as follows:

1.2                               WORK RESPONSIBILITIES. Subject to the terms of this Agreement, Employee is employed in the position of Co-Chief Executive Officer and Chairman of Community Bank of Texas, National Association (“CBOT”), and President and Co-Chief Executive Officer of the Company and upon the merger of CBOT and the Vista Bank Texas, shall be the Co-Chief Executive Officer and Chairman of the surviving bank (the “Surviving Bank”), and shall perform the functions and responsibilities of that position through December 31, 2013. Effective January 1, 2014, Employee will be employed in the position of Chairman of CBOT and the Surviving Bank and President of the Company and will perform the functions and responsibilities of that position through December 31, 2014. Effective January 1, 2015, Employee will be employed in the position of Vice Chairman of CBOT, the Surviving Bank and the Company. Employee shall be appointed a director of CBOT and the Surviving Bank and, subject to shareholder approval, a director of the Company. Employee’s position, job descriptions, duties and responsibilities may be modified from time to time in the sole discretion of the Board of Directors of the Company.

2.                                      The “Position” section of Exhibit A to the Employment Agreement shall be amended to read in full as follows:

“Position                                                                                               Employee will serve as the Co-Chief Executive Officer and Chairman of CBOT and the Surviving Bank and President and Co-Chief Executive Officer of the Company through December 31, 2013. Effective January 1, 2014, Employee will serve as the sole Chairman of CBOT and the Surviving Bank and President of the Company. Effective January 1, 2015, Employee will serve as Vice Chairman of CBOT and the Surviving Bank and Vice Chairman of the Company. Employee shall be appointed a director of CBOT and the Surviving Bank and, subject to shareholder approval, a director of the Company.”

3.                                      This Amendment may be amended only by an agreement in writing signed by Employee and the Company. This Amendment will automatically terminate if the Merger Agreement is terminated.

4.                                      Except as herein provided, the terms of the Employment Agreement remain in full force and effect.

5.                                      This Amendment may be executed in counterparts and each counterpart, when executed, shall have the validity of a second original. Photographic or facsimile copies of any such signed counterparts may be used in lieu of the original for any purpose.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and the Employee has executed this Amendment on the date set forth above.

/s/ J. Pat Parsons
J. Pat Parsons

CBFH, Inc.

By:	/s/ Thomas Walter Umphrey
Name:	Thomas Walter Umphrey
Title:	Chairman of the Board